EXHIBIT 23.3

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

Prior to the date of the Lands' End, Inc. Retirement Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2001, which is incorporated by reference into this registration statement on Form S-8, the Lands' End, Inc. Retirement Plan (the "Plan") dismissed Arthur Andersen LLP as its independent auditors, and hired McGladrey & Pullen, LLP to replace Arthur Andersen LLP as the independent auditors of the Plan. The Plan's financial statements as of December 31, 2000 and for the year then ended incorporated by reference into this registration statement have been audited by Arthur Andersen LLP as stated in their report dated May 4, 2001, which is incorporated by reference herein. After reasonable efforts, the Plan has been unable to obtain the current written consent of Arthur Andersen LLP to the incorporation by reference into this registration statement on Form S-8 of its audit report with respect to the Plan's financial statements as of December 31, 2000 and for the year then ended.

Under these circumstances, Rule 437a under the Securities Act permits the registrant to file this registration statement without a current written consent from Arthur Andersen LLP. The absence of such consent may limit recovery by Plan participants on certain claims. In particular, and without limitation, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, Plan participants will not be able to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act because it has not currently consented to the incorporation by reference of its previously issued report into this registration statement on Form S-8.